================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     --------------------------------------

Date of Report (Date of Earliest Event Reported): May 2, 2001


                               EB2B COMMERCE, INC.
               (Exact Name of Registrant as Specified in Charter)


         NEW JERSEY                   0-10039                  22-2267658
(State or Other Jurisdiction of     (Commission             (I.R.S. Employer
         Incorporation)             File Number)          Identification Number)



          757 THIRD AVENUE, NEW YORK, NEW YORK                  10017
    (Address of Registrant's Principal Executive Offices)     (Zip Code)

                                 (212) 703-2000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

                     --------------------------------------

ITEM 5. OTHER EVENTS

     On May 2, 2001, eB2B Commerce, Inc. (the "Company") completed a private placement of convertible notes and warrants (the "Financing"). The gross proceeds of this transaction were $7,500,000 and are intended to be utilized to help facilitate continued growth of the Company.

     Pursuant to the Financing, the Company issued $7,500,000 of principal amount of 7% convertible notes ("Convertible Notes"), convertible into an aggregate of 15,000,000 shares of common stock ($.50 per share), and warrants to purchase an aggregate 15,000,000 shares of common stock at $.93 per share (the "Private Warrants").

     The Convertible Notes have a term of 18 months, which period may be accelerated in certain events. Interest is payable quarterly in cash, in identical Convertible Notes or in shares of common stock, at the option of the Company. In addition, the Convertible Notes will automatically convert into Series C preferred stock if the Company receives the required consent of the holders of the Series B preferred stock to the issuance of this new series. The Series C preferred stock would be convertible into common stock on the same basis as the Convertible Notes. Reference is made to the form of Convertible Note for all the terms and provisions thereof, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

     The Private Warrants will be exercisable for a period of two years from the earlier of (i) the date the Company receives shareholder approval of the Financing, as discussed below, (ii) the date shareholder such approval is no longer required, whether because the common stock of the Company is no longer listed on NASDAQ or otherwise, or (iii) October 1, 2001 (if the holders exercise their right to accelerate the initial exercise date due to the Company's failure to receive shareholder approval). The Private Warrants are redeemable in certain circumstances. Reference is made to the Warrant Agreement (the "Warrant Agreement"), dated April 16, 2001, among the Company, American Stock Transfer & Trust Company and Commonwealth Associates, L.P. ("Commonwealth"), which Warrant Agreement governs the terms of the Private Warrants, a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

     Both the Convertible Notes and the Private Warrants contain anti-dilution protection in certain events, including the issuances of shares by the Company at less than market price or the applicable conversion or exercise price.

     In connection with the closing of the Financing, the Company canceled a line of credit issued in April 2001, pursuant to which it had not borrowed any funds. The issuer of the line of credit was issued warrants to purchase 900,000 shares of common stock at $.50 per share (the "Credit Line Warrant") in consideration of the availability of such line. Reference is made to the Credit Line Warrant for all the terms and conditions thereof, a copy of which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

     Commonwealth and Gruntal & Co., LLC ("Gruntal") acted as placement agents for the Financing. Such placement agents were issued, as part of their compensation, five year Unit Purchase Options to purchase Series C preferred stock, convertible into an aggregate of 2,250,000 shares of common stock ($.50 per share), and warrants to purchase an aggregate of 2,250,000 shares of common stock at $.93 per share (the "Placement Agent Options"). Reference is made to the form of Placement Agent Option for all the terms thereof, a copy of which are attached hereto as Exhibit 4.4 and incorporated herein by reference.

     The Financing and the Credit Line Warrant triggered anti-dilution provisions affecting the conversion price of the Company's Series B preferred stock and the exercise price of and number of shares issuable under various outstanding warrants. As a result, approximately 7,000,000 additional shares of common stock will be issuable with respect to the Series B preferred stock and approximately 8,000,000 additional shares of common stock will be issuable with respect to the warrants. In view of such adjustment, on April 17, 2001, the Company canceled its proposal to convert the Series B preferred shares and certain warrants to common stock. The Company is considering the possibility of making a conversion offer under revised terms in the near future.

     Commonwealth has been given the right to designate two directors to the Company's Board of Directors, provided that it may only designate one additional director until such time as the holders of the Series B preferred stock no longer have the right to designate a director. This right is in addition to Commonwealth's current right to designate one director. It is contemplated that the Company will have a seven member Board of Directors. Reference is made to the Agency Agreement, dated April 4, 2001, among the Company, Commonwealth and Gruntal (the "Agency Agreement") for the provisions related to directorships, as well as the other terms and provisions thereof, a copy of which is attached hereto as Exhibit 4.5 and incorporated herein by reference.

     The Company intends to seek shareholder approval of the Financing, as required by the rules of NASDAQ. Pending such approval, conversion of the Convertible Notes (or Series C preferred shares) is limited to an aggregate of not more than 19.9% of the number of shares of common stock outstanding before these securities were issued and the Private Warrants will not be exercisable. If the Company shall fail to obtain the necessary approval of shareholders by September 30, 2001, it may be required to redeem all of the newly issued securities at a redemption price (payable in cash or in stock) equal to the greater of two times the face amount thereof or the price required to make investors whole in light of the current market price. Alternatively, the holders may terminate the conversion limitation, in which case the Company would face delisting from NASDAQ.

     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibits:

     4.1      Form of Convertible Note.

     4.2      The Warrant Agreement.

     4.3      Credit Line Warrant.

     4.4      Form of Placement Agent Option.

     4.5      The Agency Agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2001

                                           eB2B Commerce, Inc.


                                           By:    /s/ John J. Hughes, Jr., Esq.
                                                 ------------------------------
                                           Name:  John J. Hughes, Jr., Esq.
                                           Title: Executive Vice President
                                                   and General Counsel